Huttig Building Products, Inc. Announces Second Quarter 2016 Results

ST. LOUIS, MO -- (Marketwired - August 01, 2016) - Second Quarter 2016 Highlights:

--  Net sales of $197.9 million
--  Gross margin of 21.3%
--  Net income of $10.4 million
--  Total available liquidity of $74.7 million

Huttig Building Products, Inc. ("Huttig") (NASDAQ: HBP), a leading domestic distributor of millwork, building materials and wood products, today reported financial results for the second quarter ended June 30, 2016.

"We delivered our 21st consecutive quarterly improvement over prior year's quarter, excluding unusual items, in the second quarter of 2016," said Jon Vrabely, Huttig President and CEO. "I am very pleased with our financial results and our continued success in executing our strategic priorities in the quarter. We closed the acquisition of BenBilt Building Systems, accelerated our revenue and margin growth, and continued our investments in people, capital, and technology, which we believe will support our growth and profitability going forward."

                   SUMMARY OF SECOND QUARTER 2016 RESULTS
                                 (unaudited)
                    (In Millions, Except Per Share Data)

                                              Three Months Ended June 30,
                                            -------------------------------
                                                 2016             2015
                                            --------------  ---------------
Net sales                                   $ 197.9  100.0% $ 175.1   100.0%
Gross margin                                   42.2   21.3%    35.6    20.3%
Operating expenses                             32.2   16.3%    30.0    17.1%
Gain on disposal of assets                        -    0.0%    (0.4)   -0.2%
Operating income                               10.0    5.1%     6.0     3.4%
Income from continuing operations before
 taxes                                          9.4    4.7%     5.4     3.1%
Net income                                     10.4    5.3%     5.1     2.9%
Income from continuing operations per share
 - basic and diluted                           0.23            0.21
Net income per share - basic and diluted       0.41            0.20

Results of Operations

Three Months Ended June 30, 2016 Compared to Three Months Ended June 30, 2015

Net sales were $197.9 million in 2016, which was $22.8 million, or 13%, higher than in 2015. The increase was primarily due to higher levels of construction activity, the addition of a new product line and the acquisition that was completed during the quarter.

Sales increased in all product categories in 2016 compared to 2015. Millwork sales increased 16% in 2016 to $96.5 million, primarily due to increased construction activity and the acquisition. Building products sales increased 10% in 2016 to $80.5 million. Wood product sales increased 9% in 2016 to $20.9 million.

Gross margin increased 19% to $42.2 million in 2016 compared to $35.6 million in 2015. As a percentage of sales, gross margin increased to 21.3% in 2016 from 20.3% in 2015. The increase in gross margin percentage was primarily due to our operational initiatives as well as improved product mix as we continue to expand our value-add capabilities to serve the repair/remodel construction segment.

Operating expenses increased $2.2 million to $32.2 million in 2016, compared to $30.0 million in 2015. The increase was primarily due to higher personnel costs as a result of hiring additional personnel and expenses attributable to higher variable costs associated with increased sales and profitability. The increase in personnel costs was partially offset by a decrease in fuel expense due to lower diesel costs. As a percentage of sales, operating expenses were 16.3% in 2016 and 17.1% in 2015.

Net interest expense was $0.6 million in both 2016 and 2015.

Income tax expense of $3.5 million was recognized for the quarter ended June 30, 2016, as compared to the quarter ended June 30, 2015 when a full valuation allowance was applicable and no income tax expense was recognized.

As a result of the foregoing factors, we reported income from continuing operations of $5.9 million in the second quarter of 2016 compared to $5.4 million in the second quarter of 2015. In the second quarter of 2015 income from continuing operations benefited by $2.0 million primarily related to a reduction in the valuation allowance, which resulted in zero tax expense. Net income in the second quarter of 2016 was $10.4 million compared to $5.1 million in the second quarter of 2015.

Special Items in the second quarter of 2016 from Discontinued Operations totaled $4.4 million in net after tax income, or $0.18 per share, related to settlement agreements with insurers, as well as with Crane Co., in connection with a previously disclosed declaratory action filed in the United States District court for the Eastern District of Missouri.

Adjusted EBITDA was $11.5 million in 2016, representing a 69% increase over Adjusted EBITDA of $6.8 million for the prior year. Adjusted EBITDA is a non-GAAP measurement. See attached reconciliation of Non-GAAP Financial Measures.

Balance Sheet

Total available liquidity was $74.7 million at June 30, 2016, representing a 21% increase over total liquidity of $61.6 million at June 30, 2015. At June 30, 2016, total available liquidity included $0.8 million of cash plus $73.9 million of availability under the credit facility, while at June 30, 2015, total available liquidity included $2.5 million of cash plus $59.1 million of availability under the credit facility.

Conference Call

Huttig Building Products, Inc. will host a conference call Tuesday, August 2, 2016 at 10:00 a.m. Central Time. Participants can listen to the call live via webcast by going to Huttig's website at www.huttig.com and selecting the "Investors" tab. Participants can also access the live conference call via telephone at (800) 288-8968 or (612) 332-0107 (international). Participants need to state they are calling into the "Huttig Building Products Second Quarter 2016 Earnings Call."

A replay of the conference call will be available approximately two hours after the webcast on our website for at least 30 days.

About Huttig

Huttig, currently in its 131st year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 27 distribution centers serving 41 states. Huttig's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the United States Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include, but are not limited to, the strength of construction, home improvement and remodeling markets and the recovery of the homebuilding industry to levels consistent with historical averages; the cyclical nature of our industry; the cost of environmental compliance, including actual expenses we may incur to resolve proceedings we are involved in arising out of a formerly owned facility in Montana; any limitations on our ability to utilize our deferred tax assets to reduce future taxable income and tax liabilities; our ability to comply with, and the restrictive effect of, the financial covenant under our credit facility; the loss of a significant customer; deterioration of our customers' creditworthiness or our inability to forecast such deteriorations; changes in commodity prices; termination of key supplier relationships; competition with existing or new industry participants; goodwill impairment; the seasonality of our operations; significant uninsured claims; federal and state transportation regulations; fuel cost increases; our failure to attract and retain key personnel; deterioration in our relationship with our unionized employees, including work stoppages or other disputes; and the financial impact of litigation or contingencies. Other important factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include, but are not limited to, those detailed in Huttig's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and in other reports filed by Huttig with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

Huttig supplements its reporting of net income with non-GAAP measurement of Adjusted EBITDA. This supplemental information should not be considered in isolation or as a substitute for GAAP measures.

Huttig defines Adjusted EBITDA as net income adjusted for interest, income taxes, depreciation and amortization and other special significant items as listed in the table below.

Huttig presents Adjusted EBITDA because it is a primary measure used by management, and by similar companies in the industry, to evaluate operating performance and Huttig believes it enhances investors' overall understanding of the financial performance of our business. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance. Huttig compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors affecting the business. Because not all companies use identical calculations, Huttig's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA (unaudited)

The following table presents a reconciliation of net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (in millions):

                                                                Trailing 12
                              Three Months                         Months
                                  Ended       Six Months Ended     Ended
                                June 30,          June 30,        June 30,
                            ----------------  ----------------  -----------
                              2016     2015     2016     2015       2016
                            -------  -------  -------  -------  -----------
Net income                  $  10.4  $   5.1  $  11.8  $   5.1  $      32.7
Discontinued operations        (4.5)     0.3     (4.4)     0.4         (1.4)
Interest expense, net           0.6      0.6      1.1      1.1          2.3
Income tax expense              3.5        -      4.6        -        (12.6)
Depreciation and
 amortization                   1.1      0.8      1.8      1.5          3.3
Stock compensation expense      0.4      0.4      0.8      0.8          1.8
Gain on disposal of assets        -     (0.4)       -     (0.4)           -
                            -------  -------  -------  -------  -----------
Adjusted EBITDA             $  11.5  $   6.8  $  15.7  $   8.5  $      26.1
                            =======  =======  =======  =======  ===========

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (unaudited)
                    (In Millions, Except Per Share Data)

                                      Three Months Ended   Six Months Ended
                                           June 30,            June 30,
                                      ------------------  -----------------
                                         2016     2015      2016     2015
                                      --------- --------  -------- --------
Net sales                             $   197.9 $  175.1  $  356.7 $  322.5
Cost of sales                             155.7    139.5     282.5    258.4
                                      --------- --------  -------- --------
  Gross margin                             42.2     35.6      74.2     64.1
Operating expenses                         32.2     30.0      61.1     57.9
Gain on disposal of assets                    -     (0.4)        -     (0.4)
                                      --------- --------  -------- --------
  Operating income                         10.0      6.0      13.1      6.6
Interest expense, net                       0.6      0.6       1.1      1.1
                                      --------- --------  -------- --------
Income from continuing operations
 before income taxes                        9.4      5.4      12.0      5.5
Income tax expense                          3.5        -       4.6        -
                                      --------- --------  -------- --------
Income from continuing operations           5.9      5.4       7.4      5.5
Income (loss) from discontinued
 operations, net of taxes                   4.5     (0.3)      4.4     (0.4)
                                      --------- --------  -------- --------
Net income                            $    10.4 $    5.1  $   11.8 $    5.1
                                      ========= ========  ======== ========

Income from continuing operations per
 share - basic and diluted            $    0.23 $   0.21  $   0.29 $   0.22
Income (loss) from discontinued
 operations per share - basic and
 diluted                              $    0.18 $  (0.01) $   0.17 $  (0.02)
Net income per share - basic and
 diluted                              $    0.41 $   0.20  $   0.47 $   0.20

Weighted average shares outstanding:
  Basic and diluted shares
   outstanding                             24.5     24.1      24.5     24.0

               HUTTIG BUILDING PRODUCTS, INC. AND S UBSIDIARY
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (unaudited)
                                (In Millions)

                                        June 30,   December 31,   June 30,
                                          2016         2015         2015
                                      ------------ ------------ ------------
ASSETS
CURRENT ASSETS:
  Cash and equivalents                $        0.8 $        0.3 $        2.5
  Trade accounts receivable, net              82.8         56.3         72.0
  Net Inventories                             78.4         64.3         76.2
  Other current assets                         7.8          7.3          6.8
                                      ------------ ------------ ------------
    Total current assets                     169.8        128.2        157.5
                                      ------------ ------------ ------------

PROPERTY, PLANT AND EQUIPMENT:
  Land                                         5.0          4.3          4.3
  Buildings and improvements                  29.2         26.5         25.9
  Machinery and equipment                     39.7         37.3         36.4
                                      ------------ ------------ ------------
    Gross property, plant and
     equipment                                73.9         68.1         66.6
  Less accumulated depreciation               52.0         50.9         49.9
                                      ------------ ------------ ------------
    Property, plant and equipment,
     net                                      21.9         17.2         16.7
                                      ------------ ------------ ------------

OTHER ASSETS:
  Goodwill                                     9.5          6.3          6.3
  Other                                        8.1          1.7          2.0
  Deferred income taxes                       17.5         24.0          7.8
                                      ------------ ------------ ------------
    Total other assets                        35.1         32.0         16.1
                                      ------------ ------------ ------------
TOTAL ASSETS                          $      226.8 $      177.4 $      190.3
                                      ============ ============ ============

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                                (unaudited)
                      (In Millions, Except Share Data)

                                       June 30,   December 31,   June 30,
                                         2016         2015         2015
                                     ------------ ------------ ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
   debt                              $        0.8 $        1.2 $        0.8
  Trade accounts payable                     56.2         43.6         53.7
  Deferred income taxes                       5.3          4.9          7.8
  Accrued compensation                        5.1          5.5          3.8
  Other accrued liabilities                  11.5         13.8         11.9
                                     ------------ ------------ ------------
    Total current liabilities                78.9         69.0         78.0
                                     ------------ ------------ ------------
NON-CURRENT LIABILITIES:
  Long-term debt, less current
   maturities                                75.2         47.4         77.5
  Other non-current liabilities               7.7          8.1          3.8
                                     ------------ ------------ ------------
    Total non-current liabilities            82.9         55.5         81.3
                                     ------------ ------------ ------------

SHAREHOLDERS' EQUITY:
  Preferred shares: $.01 par
   (5,000,000 shares authorized)                -            -            -

  Common shares: $.01 par
   (50,000,000 shares authorized:
   25,466,252; 24,977,208; and
   24,885,265 shares issued at June
   30, 2016, December 31, 2015 and
   June 30, 2015, respectively)               0.3          0.2          0.2
  Additional paid-in capital                 41.8         41.6         40.6
  Retained earnings (accumulated
   deficit)                                  22.9         11.1         (9.8)
                                     ------------ ------------ ------------
    Total shareholders' equity               65.0         52.9         31.0
                                     ------------ ------------ ------------

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                              $      226.8 $      177.4 $      190.3
                                     ============ ============ ============

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (unaudited)
                               (In Millions)

                                     Three Months Ended   Six Months Ended
                                          June 30,            June 30,
                                     ------------------  ------------------
                                       2016      2015      2016      2015
                                     --------  --------  --------  --------
Cash Flows From Operating
 Activities:
  Net income                         $   10.4  $    5.1  $   11.8  $    5.1
  Adjustments to reconcile net
   income to net cash used in
   operating activities:
    (Income) loss from discontinued
     operations                          (4.5)      0.3      (4.4)      0.4
    Depreciation and amortization         1.1       0.8       1.8       1.5
    Non-cash interest expense             0.1       0.1       0.2       0.2
    Stock-based compensation              0.4       0.4       0.8       0.8
    Deferred taxes                        5.9         -       6.9         -
    Gain on disposal of assets              -      (0.4)        -      (0.4)
    Changes in operating assets and
     liabilities:
      Trade accounts receivable          (6.4)     (4.7)    (25.0)    (23.5)
      Net inventories                    (1.8)      3.9     (12.0)    (10.4)
      Trade accounts payable             (5.6)     (6.6)     11.7      14.3
      Other                               1.3       1.5      (3.6)     (0.8)
                                     --------  --------  --------  --------
    Cash provided by (used in)
     continuing operating activities      0.9       0.4     (11.8)    (12.8)
    Cash provided by (used in)
     discontinued operating
     activities                           4.5      (0.3)      4.4      (0.4)
                                     --------  --------  --------  --------
    Total cash provided by (used in)
     operating activities                 5.4       0.1      (7.4)    (13.2)
                                     --------  --------  --------  --------
Cash Flows From Investing
 Activities:
  Capital expenditures                   (0.6)     (0.7)     (1.2)     (0.9)
  Acquisition                           (17.3)        -     (17.3)        -
  Proceeds from disposition of
   capital assets                           -       2.4         -       2.4
                                     --------  --------  --------  --------
    Total cash (used in) provided by
     investing activities               (17.9)      1.7     (18.5)      1.5
                                     --------  --------  --------  --------
Cash Flows From Financing
 Activities:
  Borrowings of debt, net                10.5         -      26.8      14.3
  Repurchase shares of common stock         -         -      (0.4)     (0.6)
                                     --------  --------  --------  --------
    Total cash provided by financing
     activities                          10.5         -      26.4      13.7
                                     --------  --------  --------  --------
Net (decrease) increase in cash and
 equivalents                             (2.0)      1.8       0.5       2.0
Cash and equivalents, beginning of
 period                                   2.8       0.7       0.3       0.5
                                     --------  --------  --------  --------
Cash and equivalents, end of period  $    0.8  $    2.5  $    0.8  $    2.5
                                     ========  ========  ========  ========

Supplemental Disclosure of Cash Flow
 Information:
  Interest paid                      $    0.5  $    0.5  $    0.9  $    0.9
  Income taxes paid                       0.2         -       0.4       0.1

For more information, contact:

Don Hake
investor@huttig.com